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                                                                      Exhibit 21


                         Subsidiaries of the Registrant
                         ------------------------------


          Name                       Jurisdiction of Incorporation
          ----                       -----------------------------

Entrust Technologies Limited                   Ontario
R3 Security Engineering AG                     Switzerland
Entrust Technologies Limited                   England and Wales
Entrust Technologies GmbH                      Germany